Nikola Corporation Reports First Quarter 2023 Results

•Reprioritizing and refocusing the company on North America, hydrogen fuel cell electric truck, HYLA hydrogen refueling business, and autonomous technologies
•Orders received from 12 customers for 140 Nikola hydrogen fuel cell electric trucks
•In May, executed joint development agreement with Voltera to develop up to 50 HYLA hydrogen refueling stations
•Reported GAAP net loss per share of $0.31 and non-GAAP net loss per share of $0.26 for Q1 2023
•Realigning cost structure with new business focus, reducing spend and cash burn
•Substantial gross margin improvement from Q4 2022 to Q1 2023
•Building sales momentum with 31 wholesale deliveries to dealers and 33 retail sales from dealers to end customers

PHOENIX – May 9, 2023 -- Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation solutions, today reported financial results and business updates for the quarter ended March 31, 2023.

“Nikola had a very solid quarter, building sales momentum with Class 8 battery electric truck deliveries to customers, and orders for 140 hydrogen fuel- cell trucks from customers,” said Nikola CEO Michael Lohscheller. “We have the right products at the right time, and as we move forward, we will be focusing on the North American market, hydrogen fuel cell trucks, the HYLA hydrogen refueling business, and autonomous technologies.”

“We are on the right path with our re-energized management and commercial teams, improved sales strategy, new dealers, and energy partners,” Lohscheller continued.

Strategic Refocus on Nikola’s Core Business

We have reprioritized the business, focusing on the North American market, hydrogen fuel cell trucks, HYLA hydrogen ecosystem, and autonomous technologies, vehicle controls, and software. Manufacturing and energy are capital intensive businesses, and we need to remain focused where we have competitive and first mover advantages. As such, we are selling our stake in the European manufacturing joint venture to Iveco Group in exchange for $35 million cash consideration and 20.6 million shares of Nikola common stock that will be returned to us by Iveco. Iveco will remain an important partner and key supplier for us and will cheer for our long-term success, and they are expected to remain a meaningful stockholder moving forward.

The United States is the leader in energy transition with federal incentives such as the Inflation Reduction Act and strong truck and infrastructure incentive programs in states including California, New York, New Jersey, Colorado, and Washington. From a policy perspective, many states have been introducing strong regulations mandating zero-emissions vehicles. For example, in California, per the California Air Resources Board (CARB) Advanced Clean Fleets regulation summary, beginning January 1, 2024, only zero-emission drayage trucks may register in the CARB Online System. All drayage trucks entering seaports and intermodal railyards would be required to be zero-emission by 2035.

We are a one-stop solution for fleets to achieve compliance with regulatory requirements and take advantage of state and federal incentives, with battery electric trucks available immediately and hydrogen fuel cell trucks available later this year. By focusing on what we do best, Nikola has a first-mover advantage and can capture a sizeable share of the commercial trucking market, while also building out a hydrogen energy business capable of long-term growth.

Energy Business Progress

On May 2, 2023, we announced the execution of a joint development agreement with Voltera Power, backed by EQT. As part of the agreement, Voltera intends to supply the capital for up to 50 HYLA hydrogen refueling stations over the next five years. Our strategic partnership with Voltera is further validation of our capital light strategy and interest from financial partners to participate in the build out of our hydrogen refueling ecosystem.

We have made significant progress on PHH, receiving unanimous approval from the City of Buckeye City Council on our general plan amendment and rezoning application. We are ordering long lead-time equipment and continue to work on completing Phase 2 of the Department of Energy Loan Program Office application process. We also continue to work closely with Fortescue Future Industries on the co-development of large-scale U.S. green hydrogen production facilities across North America.

We see tremendous opportunity for mobile hydrogen fueling and believe mobile fueling will play a critical role in the build out of the hydrogen refueling ecosystem, allowing us to be flexible and capital efficient as truck network density is scaled. As of today, we have commissioned four HYLA hydrogen mobile fuelers and are working with partners for additional mobile fuelers.

Nikola Tre Hydrogen Fuel Cell Development

We are building sales momentum and backlog for the hydrogen fuel cell truck, and as of today orders for 140 hydrogen fuel cell trucks have been received from 12 end customers. We remain on track to begin hydrogen fuel cell serial production in July.

As of today, we have completed the first two of 10 gamma hydrogen fuel cell trucks. The remaining eight trucks are scheduled to be complete by the end of June. Gamma trucks will be used for customer pilots and to finalize vehicle validation. Pilot fleets include Biagi Bros, Walmart, Linde, and AJR Trucking, a leading carrier for the United States Postal Service.

Nikola Tre Battery Electric Commercialization

During the first quarter, we produced 63 Tre battery electric trucks and delivered 31 to dealers. We are beginning to see an uptick in retail sales, achieving 33 in the quarter, a significant increase from 2022. As we have sufficient inventory of the battery electric truck, we will temporarily pause production in Coolidge as we modify the assembly line to accommodate both hydrogen fuel cell and battery electric builds on the same line. After we resume production in Coolidge, the battery electric Tre will remain in our lineup as a build-to-order product.

Coolidge, Arizona Manufacturing Facility

In Coolidge, progress continued on the Phase 2 assembly hall expansion, which is on track to be completed by the end of Q2. At the end of May, we plan to pause truck production as we convert the line to accommodate both hydrogen fuel cell and battery electric trucks on the same line and will resume production in July with the first saleable hydrogen fuel cell trucks.

We also anticipate we will begin battery module and pack manufacturing in Coolidge by the end of July, and Bosch Fuel Cell Power Module assembly by December 2023.

First Quarter Financial Highlights

(In thousands, except share and per share data)	Q1 2023	Q1 2022
Total revenues	$11,117	$1,887
Gross profit (loss)	$(32,910)	$431
Net loss	$(169,094)	$(152,941)
Adjusted EBITDA (1)	$(126,719)	$(79,152)
Net loss per share, basic	$(0.31)	$(0.37)
Net loss per share, diluted	$(0.31)	$(0.37)
Non-GAAP net loss per share, basic(1)	$(0.26)	$(0.21)
Non-GAAP net loss per share, diluted(1)	$(0.26)	$(0.21)
Weighted-average shares outstanding, basic	549,689,436	415,152,656
Weighted-average shares outstanding, diluted	549,689,436	415,152,656
(1) A reconciliation of the non-GAAP versus GAAP information is provided below in the financial statement tables in this press release.

Webcast and Conference Call Information

Nikola will host a webcast to discuss its first-quarter results and business progress at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time) on May 9, 2023. To access the webcast, parties in the United States should follow this link: https://www.webcast-eqs.com/register/nikola20230509/en.

The live audio webcast, along with supplemental information, will be accessible on the Company's Investor Relations website at https://nikolamotor.com/investors/news?active=events. A recording of the webcast will also be available following the earnings call.

About Nikola Corporation

Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, via the HYLA brand, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information visit our website or Twitter @nikolamotor.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the "Company"), including statements relating to the Company's future performance and milestones; expectations related to manufacturing facility expansion, truck manufacturing schedule and truck delivery; expected benefits and production plans of HYLA mobile fueler; expectations relating to battery module and pack manufacturing; expected orders and deliveries of trucks and the timing thereof; our belief that we have best-in-class products, and the first production BEVs and FCEVs available for purchase; our belief that we have the competitive and first mover advantage; the Company’s business outlook; and terms and potential benefits of planned and actual collaborations with strategic partners. These forward-looking statements generally are identified by words such as "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: design and manufacturing changes and delays, including global shortages in parts and materials; general economic, financial, legal, regulatory, political and business conditions and changes in domestic and foreign markets; the effects of inflation and COVID-19; the outcome of legal, regulatory and judicial proceedings to which the Company or Romeo Power, Inc. (“Romeo”) is, or may become a party to; demand for and customer acceptance of the Company’s trucks; the results of customer pilot testing; the execution and terms of definitive agreements; the failure to convert LOIs or MOUs into binding orders; the cancellation of orders; risks associated with development and testing of fuel-cell power modules and hydrogen storage systems; risks related to the rollout of the Company’s business and milestones and the timing of expected business milestones; the effects of competition on the Company’s business; the availability of and need for capital; the approval by stockholders of an increase in the Company’s authorized common stock; the Company’s ability to achieve cost reductions and decrease its cash usage; customer demand for the Company’s trucks; the grant and continued applicability of federal and state incentives; and the factors, risks and uncertainties regarding the Company's business described in the "Risk Factors" section of the Company's annual report on Form 10-K for the year ended December 31, 2022 filed with the SEC, in addition to the Company's subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause the Company's actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

This press release references Adjusted EBITDA and non-GAAP net loss per share, basic and diluted, all of which are non-GAAP financial measures and are presented as supplemental measures of the Company's performance. The Company defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation expense, and certain other items determined by the Company. Non-GAAP net loss is defined as net loss adjusted for stock-based compensation expense and certain other items determined by the Company. Non-GAAP net loss per share basic and diluted is defined as non-GAAP net loss divided by weighted average basic and diluted shares outstanding. These non-GAAP measures are not substitutes for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues:
Truck sales	$10,055	$—
Service and other	1,062	1,887
Total revenues	11,117	1,887
Cost of revenues:
Truck sales	42,777	—
Service and other	1,250	1,456
Total cost of revenues	44,027	1,456
Gross profit (loss)	(32,910)	431
Operating expenses:
Research and development(1)	64,426	74,557
Selling, general, and administrative(1)	53,709	77,183
Total operating expenses	118,135	151,740
Loss from operations	(151,045)	(151,309)
Other income (expense):
Interest expense, net	(9,863)	(211)
Revaluation of warrant liability	306	(434)
Other income (expense), net	(84)	1,833
Loss before income taxes and equity in net loss of affiliates	(160,686)	(150,121)
Income tax expense	—	—
Loss before equity in net loss of affiliates	(160,686)	(150,121)
Equity in net loss of affiliates	(8,408)	(2,820)
Net loss	$(169,094)	$(152,941)

Net loss per share:
Basic	$(0.31)	$(0.37)
Diluted	$(0.31)	$(0.37)
Weighted average shares outstanding:
Basic	549,689,436	415,152,656
Diluted	549,689,436	415,152,656

(1) Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2023	2022
Cost of revenues	$731	$—
Research and development	9,086	8,707
Selling, general, and administrative	14,731	44,821
Total stock-based compensation expense	$24,548	$53,528

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 31,	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$121,140	$233,405
Restricted cash and cash equivalents	10,600	10,600
Accounts receivable, net	27,580	31,900
Inventory	123,630	123,197
Prepaid expenses and other current assets	47,830	37,824
Total current assets	330,780	436,926
Restricted cash and cash equivalents	74,582	78,959
Long-term deposits	32,382	34,279
Property, plant and equipment, net	475,396	437,006
Intangible assets, net	91,921	93,094
Investment in affiliates	68,677	72,816
Goodwill	6,688	6,688
Prepayment - long-term supply agreement	44,835	44,835
Other assets	33,099	32,055
Total assets	$1,158,360	$1,236,658
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$78,020	$117,914
Accrued expenses and other current liabilities	176,756	202,562
Debt and finance lease liabilities, current (including $10.7 million and $50.0 million measured at fair value, respectively)	21,760	63,114
Total current liabilities	276,536	383,590
Long-term debt and finance lease liabilities, net of current portion	296,473	291,627
Operating lease liabilities	27,484	28,223
Estimated liability - guarantee of obligation of unconsolidated affiliate	4,284	—
Other long-term liabilities	7,697	6,724
Deferred tax liabilities, net	15	15
Total liabilities	612,489	710,179
Commitments and contingencies (Note 11)
Stockholders' equity
Preferred stock	—	—
Common stock	59	51
Additional paid-in capital	2,751,386	2,562,855
Accumulated deficit	(2,203,944)	(2,034,850)
Accumulated other comprehensive loss	(1,630)	(1,577)
Total stockholders' equity	545,871	526,479
Total liabilities and stockholders' equity	$1,158,360	$1,236,658

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(169,094)	$(152,941)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,052	3,111
Stock-based compensation	24,548	53,528
Equity in net loss of affiliates	8,408	2,820
Revaluation of financial instruments	(231)	(3)
Inventory write-downs	2,439	3,473
Non-cash interest expense	10,008	—
Other non-cash activity	1,098	111
Changes in operating assets and liabilities:
Accounts receivable, net	4,029	(1,339)
Inventory	(2,872)	(22,404)
Prepaid expenses and other current assets	(8,569)	(14,710)
Accounts payable, accrued expenses and other current liabilities	(55,516)	(2,131)
Other assets	(1,929)	(304)
Operating lease liabilities	(610)	(77)
Other long-term liabilities	1,278	(457)
Net cash used in operating activities	(179,961)	(131,323)
Cash flows from investing activities
Purchases and deposits of property, plant and equipment	(52,289)	(30,106)
Investments in affiliates	—	(3,348)
Net cash used in investing activities	(52,289)	(33,454)
Cash flows from financing activities
Proceeds from the exercise of stock options	404	308
Proceeds from issuance of shares under the Tumim Purchase Agreements	64,713	27,376
Proceeds from issuance of 5% Senior Convertible Notes	25,000	—
Proceeds from issuance of common stock under Equity Distribution Agreement, net of commissions paid	30,524	—
Repayment of debt and promissory notes	(2,544)	—
Payment on insurance premium financing	(1,999)	—
Payments on finance lease liabilities and financing obligation	(490)	(30)
Net cash provided by financing activities	115,608	27,654
Net decrease in cash and cash equivalents, including restricted cash	(116,642)	(137,123)
Cash and cash equivalents, including restricted cash, beginning of period	322,964	522,241
Cash and cash equivalents, including restricted cash, end of period	$206,322	$385,118

Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except share and per share data)
(Unaudited)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2023	2022
Net loss	$(169,094)	$(152,941)
Interest expense, net	9,863	211
Depreciation and amortization	7,052	3,111
EBITDA	(152,179)	(149,619)
Stock-based compensation	24,548	53,528
Revaluation of financial instruments	(231)	(3)
Regulatory and legal matters (1)	1,143	14,122
Adjusted EBITDA	$(126,719)	$(81,972)
(1) Regulatory and legal matters include legal, advisory, and other professional service fees incurred in connection with the short-seller article from September 2020, and investigations and litigation related thereto.

Reconciliation of GAAP to Non-GAAP Net Loss, and GAAP to Non-GAAP Net Loss per Share, basic and diluted

	Three Months Ended March 31,
	2023	2022
Net loss	$(169,094)	$(152,941)
Stock-based compensation	24,548	53,528
Revaluation of financial instruments	(231)	(3)
Regulatory and legal matters(1)	1,143	14,122
Non-GAAP net loss	$(143,634)	$(85,294)
Non-GAAP net loss per share:
Basic	$(0.26)	$(0.21)
Diluted	$(0.26)	$(0.21)
Weighted average shares outstanding:
Basic	549,689,436	415,152,656
Diluted	549,689,436	415,152,656
(1) Regulatory and legal matters include legal, advisory, and other professional service fees incurred in connection with the short-seller article from September 2020, and investigations and litigation related thereto.

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investors@nikolamotor.com